UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 14, 2010

STANDARD GOLD, INC.
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

000-14319	84-0991764
(Commission File Number)	(IRS Employer Identification No.)

80 South Eighth Street, Suite 900
Minneapolis, MN  55402
(Address of principal executive offices) (Zip Code)

(612) 349-5277
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2010, the Registrant appointed Alfred A. Rapetti and Manfred E. Birnbaum to serve as members of Registrant’s board of directors, bring the board membership up to five members.

Mr. Rapetti, age 63, has over 40 years of experience in investment banking, merchant banking, venture capital and serial entrepreneurship. Currently Mr. Rapetti serves as a managing director for NewOak Capital LLC, New York. From 2010 through 2007, Mr. Rapetti was an independent consultant. From 2005 through 2006, Mr. Rapetti was the executive vice-chairman and owner of Avantair, Inc. From 1995 through 2004, Mr. Rapetti was with Stamford Capital Group, Inc., acquiring over $6 billion of companies over a nine year period involving some 225 transactions including Great Dane Holdings, Falcon Building Products, Sithe Energies and Clark-Sweibel. Individually as an entrepreneur, Mr. Rapetti created/owned a major leasing company in addition to starting/running the largest nuclear safety firm in the world servicing 14 U.S. nuclear utilities and four foreign governments. Mr. Rapetti has a B.S. in nuclear engineering and marine engineering from SUNY Maritime College and M.S. in nuclear engineering from New York University.

Mr. Birnbaum, age 77, has been an independent management consultant in the energy and power industries from 2010 through 1994. From 1982 to 1985, Mr. Birnbaum was chief executive officer of English Electric Corp., a wholly owned subsidiary of General Electric Company of England. From 1958 and 1982, Mr. Birnbaum held various senior management positions at Westinghouse Electric Corporation. Since June 2007, Mr. Birnbaum has served as a director for ZBB Energy Corporation, serving on their audit, compensation, nominating and operating committees. Mr. Birnbaum earned a B.A. in mechanical engineering from Polytechnic Institute of the City University of New York in 1957 and a Masters Degree in electrical engineering from the University of Pennsylvania.

In consideration of Messrs. Rapetti and Birnbaum serving on the board and their future service on the board, effective September 14, 2010, the Registrant issued to each 100,000 shares of the Registrant’ un-registered $0.001 par value common stock and granted each a ten-year stock option to purchase up to 400,000 shares of Registrant’s common stock at an exercise price of $0.46 per share, the average of the prior 30 trading days closing sale prices of the Registrant’s common stock.  The options vest in equal annual installments of 200,000 shares each over two years, with the first installments vesting September 14, 2011.  The board has not yet determined upon which committees Messrs. Rapetti and Birnbaum will serve.

Item 9.01.    Financial Statements and Exhibits.

 None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD GOLD, INC.

Date: September 20, 2010	By:	/s/ Mark D. Dacko
Mark D. Dacko
Chief Financial Officer